                                                                   EXHIBIT 10.20



                               EQUIPMENT SCHEDULE
                           (Quasi Lease - Fixed Rate)
                                 SCHEDULE NO. 12
                          DATED THIS NOVEMBER 22, 2005
                            TO MASTER LEASE AGREEMENT
                           DATED AS OF MARCH 27, 1997

LESSOR & MAILING ADDRESS:                LESSEE & MAILING ADDRESS:
-------------------------                -------------------------
GENERAL ELECTRIC CAPITAL CORPORATION     SIGMATRON INTERNATIONAL, INC.
3655 NOBEL DRIVE, SUITE 600              2201 LANDMEIER RD. ATTN: LINDA K. BLAKE
SAN DIEGO, CA 92122                      ELK GROVE VILLAGE, IL 60007

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT", said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "EQUIPMENT").

 NUMBER         CAPITALIZED
OF UNITS       LESSOR'S COST     VENDOR/MANUFACTURER               SERIAL NUMBERS          YEAR/MODEL AND TYPE OF EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
   1            $261,099.50       MYDATA Automation                5472                    2005  Model MY9E Placement Machine
   1            $261,099.50       MYDATA Automation                13498                   2005  Model MY12E Placement Machine
   1             $68,100.00       DEK USA                          287673                  2005  265 Horizon 03I Screen Printer
   1            $110,090.00       Vitronics-Soltec                 X2N100271               2005  Model XPM2 Reflow Soldering System
   1             $44,438.49       A. Marketing & Service Co.       B174169                 2005  TRESTAR Uninteruptable Power Supply
   1            $143,110.41       Asymtek                          18569 (Coater)          2005  Model C-740 Century Selective
                                                                   0905AA-12673-02 (Oven)        Conformal Coating System w/ Oven

Equipment immediately listed above is located at: Standard Components De Mexico, Acuna, Mexico 26200

B.   FINANCIAL TERMS

1.       Advance Rent (if any):  $ 28,035.92                       6.    Lessee Federal Tax ID No.: 363918470.
2.       Capitalized Lessor's Cost:  $ 887,937.90.                 7.    Last Delivery Date:  NOVEMBER 22, 2005.
3.       Basic Term (No. of Months):  36 Months.                   8.    Daily Lease Rate Factor:  .02508333%.
4.       Basic Term Lease Rate Factor:  3.157419%.                 9.    Interest Rate: 9.03% per annum.
5.       Basic Term Commencement Date:  NOVEMBER 22, 2005         10.    Option Payment:  $ 1.00

11. First Termination Date: TWENTY-FOUR (24) months after the Basic Term Commencement Date.

12. Interim Rent: For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on Basic Term Commencement Date.

13. Basic Term Rent. Commencing on Nov. 22, 2005 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

14. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

15. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

C. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.   PROPERTY TAX

     APPLICABLE TO EQUIPMENT LOCATED IN ACUNA, MEXICO: Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

     Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.   ARTICLE 2A NOTICE

     IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS MYDATA AUTOMATION, INC., DEK USA INC., VITRONICS-SOLTEC, A. MARKETING & SERVICE CO., ASYMTEK (THE "SUPPLIER(S)"),
     (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN
     ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT SECTION OF THE AGREEMENT.

F.   STIPULATED LOSS AND TERMINATION VALUE TABLE*


                        Stipulated                             Stipulated                              Stipulated
    # of   termination        Loss           # of  termination       Loss          # of  termination         Loss
    base         value       Value           base       value       Value          base        value        Value
payments     % of cost   % of cost       payments   % of cost   % of cost      payments    % of cost    % of cost
  1                        103.799         13                      72.441        25           36.214       38.225
  2                        101.289         14                      69.703        26           33.306       35.236
  3                         98.761         15                      66.944        27           30.377       32.226
  4                         96.214         16                      64.165        28           27.425       29.193
  5                         93.649         17                      61.366        29           24.452       26.138
  6                         91.065         18                      58.547        30           21.456       23.061
  7                         88.462         19                      55.707        31           18.437       19.961
  8                         85.840         20                      52.846        32           15.396       16.839
  9                         83.199         21                      49.964        33           12.332       13.694
 10                         80.539         22                      47.061        34            9.244       10.525
 11                         77.859         23                      44.137        35            6.134        7.334
 12                         75.160         24                      41.192        36            3.000        4.119


* The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.   MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

     The LEASING Section subsection (a) of the Lease is hereby deleted in its entirety and the following substituted in its stead:

     a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Section A of any schedule hereto ("Schedule). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

     1. LEASE TERM OPTIONS

     Lessee hereby irrevocably agrees to purchase the Equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price of One dollar ($1.00) in cash for the Equipment, on Nov. 22, 2008.

     SO LONG AS NO DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE EQUIPMENT SHALL BE SOLD TO LESSEE AND POSSESSION MADE AVAILABLE TO LESSEE "AS-IS" AND "WHERE-IS"; LESSOR WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY AS TO FITNESS FOR ANY PARTICULAR OR OTHER PURPOSE, MERCHANTABILITY, OR PATENT INFRINGEMENT, EXCEPT THAT LESSOR SHALL HAVE THE RIGHT TO SELL THE EQUIPMENT AND SHALL TRANSFER TO LESSEE GOOD TITLE FREE AND CLEAR OF ANY SUPERIOR LIEN OR ENCUMBRANCE CREATED BY LESSOR. LESSEE IS LIABLE FOR ANY TAXES PAYABLE AS A RESULT OF THIS SALE.

     Lessor, Lessee and GE Capital Bank, S.A. Institucion de Banca Multiple, Grupo Financiero GE Capital ("Trustee") are parties to the Administration Trust Agreement, dated November 23, 1998, to secure Lessee's obligations to Lessor under this Agreement. Lessee further agrees that it will not raise the absence of formal determination of default by a court or other tribunal as a defense to any action by the Trustee following a default by Lessee under the Lease. Lessor and Lessee further agree that the term of the Lease shall govern the resolution of any dispute between Lessor and Lessee relating to the Equipment.

H. PAYMENT AUTHORIZATION

     You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:


        COMPANY NAME                       ADDRESS                          AMOUNT
-----------------------------------------------------------------------------------------
        MYDATA Automation Inc.             320 Newburyport Turnpike         $ 417,759.20
                                           Rowley, MA  01969

        DEK USA Inc.                       8 Bartles Corner Road            $  68,100.00
                                           Flemington, NJ  08822

        Vitronics-Soltec                   2 Marin Way                      $ 110,090.00
                                           Stratham, NH  03885

        A. Marketing & Service Co.         P. O. Box 681195                 $  44,438.49
                                           San Antonio, TX  78268

        Asymtek                            2762 Loker Avenue West           $ 143,110.41
                                           Carlsbad, CA  92008

        Sigmatron International, Inc.      2201 Landmeier Road              $ 104,439.80
                                           Elk Grove Village, IL  60007

     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

     PURSUANT TO THE PROVISIONS OF THE LEASE, AS IT RELATES TO THIS SCHEDULE, LESSEE HEREBY CERTIFIES AND WARRANTS THAT (I) ALL EQUIPMENT LISTED ABOVE IS IN GOOD CONDITION AND APPEARANCE, HAS BEEN DELIVERED AND INSTALLED (IF APPLICABLE) AS OF THE DATE STATED ABOVE AND IN WORKING ORDER, AND COPIES OF THE BILL(S) OF LADING OR OTHER DOCUMENTATION ACCEPTABLE TO LESSOR WHICH SHOW THE DATE OF DELIVERY ARE ATTACHED HERETO; (II) LESSEE HAS INSPECTED THE EQUIPMENT, AND ALL SUCH TESTING AS IT DEEMS NECESSARY HAS BEEN PERFORMED BY LESSEE, SUPPLIER OR THE MANUFACTURER; AND (III) LESSEE ACCEPTS THE EQUIPMENT FOR ALL PURPOSES OF THE LEASE AND ALL ATTENDANT DOCUMENTS.

     LESSEE DOES FURTHER CERTIFY, AND LESSOR HEREBY WAIVES ANY REQUIREMENT OF A SEPARATE CERTIFICATE OF ACCEPTANCE, THAT AS OF THE DATE HEREOF (I) LESSEE IS NOT IN DEFAULT UNDER THE LEASE; AND (II) THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE PURSUANT TO OR UNDER THE LEASE ARE TRUE AND CORRECT ON THE DATE HEREOF.

     Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in this Schedule and adding any other collateral described herein and containing any other information required by the applicable Uniform Commercial Code. Further, Lessee irrevocably grants to Lessor the power to sign Lessee's name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment.

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                        LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION           SIGMATRON INTERNATIONAL, INC.

By:   /s/ Rakesh Mital                         By:    /s/ Linda K. Blake
   ----------------------------------             ------------------------------

Name: Rakesh Mital                             Name:  Linda K. Blake
     --------------------------------               ----------------------------

Title: Chief Risk Officer                      Title: CFO
      -------------------------------                ---------------------------